EXHIBIT 3i.2

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708 Website: secretaryofstate.biz


CERTIFICATE OF CORRECTION
(PURSUANT TO NRS 78, 78A, 80, 81, 81,
  84, 86, 87, 88, 88A, 89 AND 92A)

                                              ABOVE SPACE IS FOR OFFICE USE ONLY


                           CERTIFICATE OF CORRECTION
     (PURSUANT TO NRS 78, 78A, 80, 81, 81, 84, 86, 87, 88, 88A, 89 AND 92A)

1. The name of the entity for which correction is being made:

     Diasense, Inc.

2. Description of the original document for which correction is being made:

     Articles of Merger

3. Filing date of the original document for which correction is being made:

     January 22, 2007

4. Description of the inaccuracy or defect.

     Paragraph "5" of the attached Plan of Merger incorrectly stated the number of shares of the surviving corporation to be issued for the surrender of the shares of the merged corporation.



5. Correction of the inaccuracy or defect.

     Paragraph "5" of the Plan of Merger, as corrected, shall read in its entirety as follows:

     "5. Each issued share of the merged corporation shall, upon the effective date of the merger, be converted into (1) share of the surviving corporation. The issued shares of the surviving corporation shall not be converted or exchanged in any manner, but each paid share which is issued as of the effective date of the merger shall continue to represent one (1) issued share of the surviving corporation."

6. Signature

     /s/ Glenn A. Little           Glenn A. Little                April 11, 2007
     --------------------------    ---------------------------    --------------
     Authorized Signature          Title*                         Date

*If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited-Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.